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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-60151, Post-Effective Amendment No. 2 to Registration Statement No. 333-04505 and Post-Effective Amendment No. 5 to Registration Statement No. 33-84578 of AK Steel Holding Corporation on Form S-8 of our report dated January 19, 2000, appearing in this Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Cincinnati, Ohio
February 18, 2000